                                                                 EXHIBIT 99.1

                              Financial Statements

                            Tradex Technologies, Inc.

                            Tradex Technologies, Inc.

                              Financial Statements


                                    CONTENTS

Report of Ernst & Young LLP...............................................    1
Report of Pender Newkirk & Company........................................    2

Financial Statements

Balance Sheets March 31, 1999 and 1998, and December 31, 1999
(unaudited)...............................................................    3
Statements of Operations Years ended March 31, 1999 and 1998 and
nine months ended December 31, 1999 and 1998 (unaudited)  ................    5
Statements of Changes in Stockholders' Equity (Deficiency) Years ended
March 31, 1999 and 1998...................................................    6
Statements of Cash Flows Years ended March 31, 1999 and 1998 and
nine months ended December 31, 1999 and 1998 (unaudited)..................    7
Notes to Financial Statements.............................................    8

               Report of Independent Certified Public Accountants

Board of Directors
Tradex Technologies, Inc.

We have audited the accompanying balance sheet of Tradex Technologies, Inc. (formerly TRADE'ex Electronic Commerce Systems, Inc.) as of March 31, 1999 and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for the year then ended. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tradex Technologies, Inc. (formerly TRADE'ex Electronic Commerce Systems, Inc.) as of March 31, 1999 and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                             /s/ Ernst & Young LLP

Tampa, Florida
June 3, 1999

                        Independent Auditors' Report


Board of Directors
TRADE'ex Electronic Commerce Systems, Inc.
Tampa, Florida

We have audited the accompanying balance sheet of TRADE'ex Electronic Commerce Systems, Inc. as of March 31, 1998 and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TRADE'ex Electronic Commerce Systems, Inc. as of March 31, 1998 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

                                       /s/ Pender Newkirk & Company
                                       Certified Public Accountants

Tampa, Florida
June 8, 1998

                            Tradex Technologies, Inc.

                                 Balance Sheets


                                                    DECEMBER 31           MARCH 31
                                                       1999           1999          1998
                                                    -----------    ----------    ----------
                                                    (unaudited)
ASSETS
Current assets:
   Cash                                             $16,705,320    $  903,240    $   65,098
   Accounts receivable:
     Trade, net of allowance for doubtful
       accounts of $314,152 $163,443 and $30,384
       at December 31, 1999, and March 31, 1999
       and 1998, respectively                         1,711,135       813,634        57,692
     Other                                                    -       188,967             -
   Stock subscription receivable                              -             -     2,750,000
   Prepaid expenses                                     163,446       125,768        18,150
   Other current assets                                  40,745        22,160        13,353
                                                    -----------    ----------    --------------
Total current assets                                 18,620,646     2,053,769     2,904,293



Property and equipment, net                           3,740,271       904,090       254,395
Long-term investments                                   568,214             -             -



                                                    -----------    ----------    ----------
Total assets                                        $22,929,131    $2,957,859    $3,158,688
                                                    ===========    ==========    ==========


                                                                             3

LIABILITIES AND STOCKHOLDERS' EQUITY
   (DEFICIENCY)
Current liabilities:
   Accounts payable                                $    462,261    $   657,581   $   203,151
   Accrued expenses                                   2,058,014        621,810       175,300
   Prepaid and deferred income                       13,338,643        223,142             -
   Notes payable to shareholders                        921,333      2,217,750             -
   Note payable to bank                                 750,000        750,000             -
   Other current liabilities                                  -         32,750             -
                                                   -------------   -----------   -----------
Total current liabilities                            17,530,251      4,503,033       378,451

Commitments (Note 6)

   Series A convertible preferred stock;
     $.01 par value; 257,465 shares issued
     and outstanding at December 31, 1999,
     March 31, 1999 and 1998; liquidation
     preference of $2,075,000 at March 31,
     1999 and 1998                                    2,034,824      2,034,824      2,034,824

   Series B convertible preferred stock; $.01
     par value; 566,658, 549,000 and
     399,000 shares issued and outstanding at
     December 31, 1999, March 31,1999
     and 1998, respectively; liquidation
     preference of $5,490,000 and $3,990,000 at
     March 31, 1999 and 1998                          5,587,228      5,337,228     3,880,699

   Series C convertible preferred stock: $.01
     par value; 8,284,651 shares issued
     and outstanding at December 31, 1999            19,922,561             --            --
                                                   -------------   -----------   -----------
Total convertible preferred stock                    27,544,613      7,372,052     5,915,523

Stockholders' equity (deficiency):

   Common stock; $.01 par value; 30,000,000
     shares authorized; 5,451,213, 4,593,160 and
     4,521,160 shares issued and outstanding at
     December 31, 1999, March 31, 1999 and 1998          54,512         45,931        45,211

   Additional paid-in capital                           528,467        198,880       123,070
   Accumulated deficit                              (22,728,712)    (9,162,037)   (3,303,567)
                                                   -------------   -----------   -----------
Total stockholders' equity (deficiency)             (22,145,733)    (8,917,226)   (3,135,286)
                                                   -------------   -----------   -----------
Total liabilities and stockholders'
   equity (deficiency)                             $ 22,929,131    $ 2,957,859    $3,158,688
                                                   ============    ===========    ==========



SEE ACCOMPANYING NOTES.

                           Tradex Technologies, Inc.

                           Statements of Operations


                                     NINE MONTHS ENDED DECEMBER 31,            YEAR ENDED MARCH 31
                                          1999              1998              1999              1998
                                     ------------      ------------       -----------       -----------
                                              (unaudited)
Revenue:
   License fees                      $  2,544,110       $   909,000       $   909,001       $   616,000
   Service fees                         3,269,874         1,003,556         1,766,806            96,457
                                     ------------       -----------       -----------       -----------
Total revenue                           5,813,984         1,912,556         2,675,807           712,457

Costs and expenses:
   Costs of revenue                     4,388,841         1,684,225         2,648,173           436,930
   Selling, general, and
     administrative expenses           14,320,061         3,782,691         5,819,202         1,565,321
                                      -----------       -----------       -----------       -----------
Total costs and expenses               18,708,902         5,466,916         8,467,375         2,002,251

Operating loss                        (12,894,918)       (3,554,360)       (5,791,568)       (1,289,794)

Other income (expense):
   Interest income                        445,714            76,069            82,412            11,120
   Interest expense                      (187,232)          (13,824)          (74,333)           (8,212)
   Loss on investments                          -                 -           (74,000)          (59,590)
                                      -----------       -----------       -----------       -----------
Total other income (expense)              258,482            62,245           (65,921)          (56,682)
                                      -----------       -----------       -----------       -----------
Net loss                             $(12,636,436)      $(3,492,115)      $(5,857,489)      $(1,346,476)
Preferred dividend                       (930,239)                -                 -                 -
                                      -----------       -----------       -----------       -----------
Net loss applicable to
   common stockholders               $(13,566,675)      $(3,492,115)      $(5,857,489)      $(1,346,476)
                                     ============       ===========       ===========       ===========

Basic and diluted
   net loss per common
   share                             $      (2.70)      $     (0.77)      $     (1.29)      $     (0.30)
                                     ============       ===========       ===========       ===========
Shares used for basic
   and diluted net loss
   per common share                     5,022,187         4,549,180         4,557,160         4,439,368
                                     ============       ===========       ===========       ===========



SEE ACCOMPANYING NOTES.

                           Tradex Technologies, Inc.

           Statements of Changes in Stockholders' Equity (Deficiency)

                                                                                                     TOTAL
                                                COMMON STOCK          ADDITIONAL                 STOCKHOLDERS'
                                           -------------------------   PAID-IN     ACCUMULATED      EQUITY
                                             SHARES         AMOUNT     CAPITAL       DEFICIT     (DEFICIENCY)
                                           --------------------------------------------------------------------

Balances at April 1, 1997                     4,357,576    $43,575   $  119,585   $(1,957,091)  $ (1,793,931)
Issuance of common stock                         48,000        480        1,020             -          1,500
Exercise of common stock options                115,584      1,156        2,465             -          3,621
Net loss                                              -          -            -    (1,346,476)    (1,346,476)
                                           --------------------------------------------------------------------
Balances at March 31, 1998                    4,521,160     45,211      123,070    (3,303,567)    (3,135,286)
Issuance of protection warrants                       -          -       23,549             -         23,549
Exercise of common stock options                 72,000        720        8,280             -          9,000
Issuance of warrants to debt holders                  -          -       43,000             -         43,000
Accretion of Series B convertible
   preferred stock                                    -          -          981          (981)             -
Net loss                                              -          -            -    (5,857,489)    (5,857,489)
                                           --------------------------------------------------------------------
Balances at March 31, 1999                    4,593,160    $45,931   $  198,880   $(9,162,037)   $(8,917,226)
                                           ====================================================================

                             Tradex Technologies, Inc.

                             Statements of Cash Flows

                                                                              NINE MONTHS ENDED DECEMBER 31,
                                                                                  1999            1998
                                                                              ------------    ------------
                                                                                      (unaudited)
OPERATING ACTIVITIES
Net loss                                                                      $(12,636,436)   $ (3,492,115)
Adjustments to reconcile net loss to net cash used by operating activities:
   Preferred dividend                                                             (930,239)             --
   Depreciation                                                                    833,465         255,432
   Provision for bad debts                                                       1,222,366          30,128
   Changes in operating assets and liabilities:
     Trade accounts receivable                                                  (1,930,901)       (263,540)
     Prepaid expenses and other current assets                                     (56,262)        (21,456)
     Accounts payable                                                             (195,320)         36,108
     Accrued expenses                                                            1,182,256          67,766
     Prepaid and deferred income and other current liabilities                  14,258,032          90,438
                                                                              ------------    ------------
Net cash used by operating activities                                            1,746,961      (3,297,239)

INVESTING ACTIVITIES
Purchases of property and equipment                                             (3,660,740)       (758,131)
Purchase of investments                                                           (568,214)             --
                                                                              ------------    ------------
Net cash used by investing activities                                           (4,228,954)       (758,131)

FINANCING ACTIVITIES
Proceeds from the sale of stock, including the exercise of options              20,501,823       4,237,079
Proceeds from the issuance of notes payable and warrants                                --       1,000,000
Payments on debt and notes payable                                              (2,217,750)             --
                                                                              ------------    ------------
Net cash provided by financing activities                                       18,284,073       5,237,079
                                                                              ------------    ------------

Net increase in cash                                                            15,802,080       1,181,709
Cash at beginning of period                                                        903,240          65,098
                                                                              ------------    ------------
Cash at end of period                                                         $ 16,705,320    $  1,246,807
                                                                              ============    ============


                                                                                 YEAR ENDED MARCH 31
                                                                                1999            1998
                                                                            ------------    ------------

OPERATING ACTIVITIES
Net loss                                                                    $ (5,857,489)   $ (1,346,476)
Adjustments to reconcile net loss to net cash used by operating activities:
   Depreciation                                                                  374,224          56,793
   Provision for bad debts                                                       133,059          30,384
   Loss on investments                                                            74,000          59,590
   Accretion of discount on notes payable                                         10,750              --
   Stock compensation expense                                                         --           3,067
   Changes in operating assets and liabilities:
     Trade accounts receivable                                                  (889,001)         18,321
     Other accounts receivable                                                  (188,967)             --
     Inventories                                                                      --           8,445
     Prepaid expenses and other current assets                                  (116,425)         35,564
     Accounts payable                                                            454,430         140,886
     Accrued expenses                                                            446,510         140,235
     Prepaid and deferred income and other current liabilities                   255,892              --
                                                                            ------------    ------------
Net cash used by operating activities                                         (5,303,017)       (853,191)

INVESTING ACTIVITIES
Purchases of property and equipment                                           (1,023,919)       (158,778)
Purchase of investments                                                          (74,000)        (59,590)
                                                                            ------------    ------------
Net cash used by investing activities                                         (1,097,919)       (218,368)

FINANCING ACTIVITIES
Proceeds from the sale of stock, including the exercise of options             4,239,078         892,753
Proceeds from the issuance of notes payable and warrants                       3,000,000         340,000
Payments on debt and notes payable                                                    --        (100,000)
                                                                            ------------    ------------
Net cash provided by financing activities                                      7,239,078       1,132,753
                                                                            ------------    ------------

Net increase in cash                                                             838,142          61,194
Cash at beginning of year                                                         65,098           3,904
                                                                            ------------    ------------
Cash at end of year                                                         $    903,240    $     65,098
                                                                            ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND
   NONCASH INVESTING AND FINANCING ACTIVITIES
Cash paid during the year for interest                                      $     30,833    $      8,212
                                                                            ============    ============



During fiscal 1998, the Company converted $240,000 of notes payable into 24,000 shares of Series B convertible preferred stock.

SEE ACCOMPANYING NOTES.

                            Tradex Technologies, Inc.

                          Notes to Financial Statements

                                 March 31, 1999

1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

Tradex Technologies, Inc. (the Company) is engaged in the development, marketing, licensing and support of enterprise application electronic commerce software solutions. The Company's software solutions enable its customers to engage in business-to-business electronic communications and transactions. In addition, the Company provides a wide range of professional and business consulting services surrounding the implementation and support of the enterprise application software.

The Company was incorporated under the laws of the State of Delaware. Effective May 3, 1999, the Company changed its name from TRADE'ex Electronic Commerce Systems, Inc. to Tradex Technologies, Inc.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INTERIM FINANCIAL DATA

The financial statements for the nine months ended December 31, 1999 and 1998 and the related amounts in the Notes to Financial Statements are unaudited, but in the opinion of management reflect all normal and recurring adjustments necessary for a fair presentation of the results of those periods. Operating results for the nine months ended December 31, 1999 are not necessarily an indication of the results that may be expected for the year ended March 31, 2000.

                            Tradex Technologies, Inc.

REVENUE RECOGNITION

The Company has adopted the American Institute of Certified Public Accountants' Statement of Position 97-2, SOFTWARE REVENUE RECOGNITION (SOP 97-2), as amended by Statement of Position 98-4, DEFERRAL OF THE EFFECTIVE DATE OF A PROVISION OF SOP 97-2, and Statement of Position 98-9, MODIFICATION OF SOP 97-2, SOFTWARE REVENUE RECOGNITION, WITH RESPECT TO CERTAIN TRANSACTIONS. SOP 97-2, as amended, generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of the elements. Revenue from license fees and from sales of software products is recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, no significant Company obligation with regards to implementation remains, the fee is fixed or determinable and collectibility is probable. Service revenue is primarily comprised of revenue from consulting and the implementation of the Company's software product, maintenance and support, and training. Service revenues from consulting and implementation are generally recognized as performed except in circumstances where the consulting and implementation services represent an essential element to the functionality of the delivered software product, in which case contract accounting is applied.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated over the estimated useful lives of the respective categories, using the straight-line method. Office and computer equipment is depreciated over two to five years.

Office furniture and other assets are depreciated over seven years.

Internal use software is amortized generally over three years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the underlying asset.

In accordance with Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, the Company reviews its long-lived assets for impairment when events or changes in circumstances indicate the carrying value of such assets may not be recoverable. This review consists of a comparison of the carrying value of the assets with the assets' expected future undiscounted cash flows, without

                            Tradex Technologies, Inc.

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

interest costs. Estimates of expected future cash flows represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flow exceeds the carrying value of the asset, no impairment indicator is considered present. If the carrying value exceeds the future cash flow, an impairment indicator would be considered present. Such impairment, if any, would be measured and recognized using a discounted cash flow method.

DEFERRED SOFTWARE COSTS

The Company accounts for internally generated software development costs in accordance with Statement of Financial Accounting Standards No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED (SFAS 86). Initial costs, including program design and testing, are charged to expense as incurred. Capitalization of computer software development costs commences upon the establishment of a working model (technological feasibility) for the product and ends upon product release, whereupon the costs are amortized over the useful economic life of the product and included in the costs of earned revenue. The Company has not capitalized any of these costs for the years ended March 31, 1999 and 1998 due to the amounts being insignificant.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred. The amount charged to operations for the years ended March 31, 1999 and 1998 amounted to approximately $1,247,000 and $0, respectively.

STOCK-BASED COMPENSATION

The Company accounts for employee stock-based compensations arrangements in accordance with Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB No. 25), and related Interpretations. Accordingly, where exercise prices equal or exceed fair market value (as determined by management), the Company recognizes no compensation expense for its stock option grants. In cases where exercise prices are less than fair value,

                            Tradex Technologies, Inc.

1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

compensation expense is recognized over the period of performance or vesting period. Under APB No. 25, the Company incurred approximately $3,000 of compensation expense during 1998 (none in 1999).

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES, which requires an asset and liability approach in accounting for income taxes. Deferred income taxes are recognized for the estimated future tax consequences attributable to differences between the financial statements' carrying amounts of existing assets and liabilities and their respective income tax bases. Valuation allowances are established to reduce net deferred assets, principally related to net operating loss carryforwards, to net realizable value.

STOCK SPLIT

All common stock share information presented in the accompanying financial statements and notes has been restated to reflect a stock dividend paid in the form of an 8-for-1 stock split. The stock dividend was paid to holders of record on September 21, 1998.

RECLASSIFICATION

Certain prior year amounts have been reclassified to conform with the current year's presentation.

CHANGE IN ESTIMATE

In 1999, the Company changed the estimated useful life of computer equipment from five to two years. This change in estimate resulted in additional depreciation expense of approximately $177,000.

RECENTLY ISSUED ACCOUNTING STANDARDS

On December 3, 1999, the Securities and Exchange Commission (SEC) issued its views of revenue recognition in Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements." The SAB provides guidance on the recognition, presentation and disclosure of revenue in financial statements and will be effective for the Company's fiscal year beginning April 1, 2000. Management is currently evaluating the impact of this SAB on the financial statements, but does not at this time anticipate a material impact.

LOSS PER SHARE

The Company has applied the provisions of Financial Accounting Standards No. 128, Earnings Per Share, which establishes standards for computing and presenting earnings and loss per share. Using this method there were no dilutive securities in any period presented.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of financial instruments, consisting primarily of cash, accounts receivable, and accounts payable approximates carrying value due to the liquid nature of the instruments. The fair value of short-term borrowings approximates carrying value based on borrowing rates available to the Company for borrowings with similar terms and maturities.

                            Tradex Technologies, Inc.

2. PROPERTY AND EQUIPMENT

Property and equipment consists of:

                                               1999              1998
                                       ------------------------------------
   Office equipment and furniture           $   131,799        $  29,793
   Computer equipment and software            1,036,690          293,337
   Trade show booths                             66,062           58,469
   Leasehold improvements                       170,967                -
                                       ------------------------------------
                                              1,405,518          381,599
   Less accumulated depreciation               (501,428)        (127,204)
                                       ====================================
                                            $   904,090        $ 254,395
                                       ====================================

Depreciation expense on property and equipment amounted to $374,224 and $56,793 during the years ended March 31, 1999 and 1998.

3.  NOTES PAYABLE

The Company has a bank line of credit in the amount of $750,000 due on January 29, 2000. Interest, at the bank's prime rate plus 1% (8.75% at March 31, 1999), is payable monthly. The loan is secured by substantially all of the Company's assets.

In October 1998, the Company issued a $250,000 note payable to a shareholder. The Company has the option of satisfying the debt in whole or in part by conversion into Series B convertible preferred stock at a price of $14.16 per share upon closing a subsequent arm's-length investment in Series C convertible preferred stock.

In February 1999, the Company issued $2,000,000 12% notes payable (Bridge Notes) with detachable warrants for approximately 166,000 shares of Series C convertible preferred stock. The Bridge Notes are payable on June 28, 1999, to certain preferred shareholders. The warrants are exercisable for a period of ten years from the date of issuance at a formula exercise price of $2.41. The proceeds from the Bridge Notes were allocated between the notes payable and the warrants based on the relative fair value of each instrument. The fair value of the warrants was estimated at $43,000 and was recorded as additional paid-in capital. The remainder of the proceeds were allocated to the Bridge Notes. The Company has accreted into interest expense $10,750 of the resulting discount on the notes payable as of March 31, 1999.

                            Tradex Technologies, Inc.

4.  STOCKHOLDERS' EQUITY

STOCK OPTIONS

On November 11, 1997, and as subsequently amended, the Board of Directors authorized the establishment of a qualified employee stock option plan whereby the Company may grant employees stock options to purchase up to 1,440,000 shares of common stock. The exercise price of each option is equal to the market price of the Company's common stock on the date of grant, as determined by the Board of Directors of the Company. Employee stock options generally vest over a four-year period and expire on the tenth anniversary of their issuance. The Company has granted 1,030,250 and 416,000 options as of March 31, 1999 and 1998, respectively, to employees under the plan.

In addition to the plan described above, the Company has granted nonqualified common stock options to directors under various discrete option agreements. The Company has granted 225,760 nonqualified options to directors, as of March 31, 1999 and 1998.

The following table sets forth the activity for all common stock options during the years ended March 31, 1999 and 1998:

                                                               WEIGHTED AVERAGE
                                          NUMBER OF SHARES      EXERCISE PRICE
                                       -----------------------------------------
    Outstanding, April 1, 1997                 307,088              $0.64
        Granted                                550,256               0.38
        Exercised                             (115,584)              0.01
        Expired                               (100,000)              1.25
                                       ----------------------------------------
    Outstanding, March 31, 1998                641,760               0.43
        Granted                                797,450               0.20
        Exercised                              (72,000)              0.13
        Expired                               (183,200)              0.24
                                       ----------------------------------------
    Outstanding, March 31, 1999              1,184,010              $0.32
                                       ========================================

                            Tradex Technologies, Inc.

4.  STOCKHOLDERS' EQUITY (CONTINUED)

The following table sets forth stock options outstanding at March 31, 1999:

                                   OUTSTANDING OPTIONS                      EXERCISABLE OPTIONS
                         ---------------------------------------- ----------------------------------------
                                            WEIGHTED AVERAGE                          WEIGHTED AVERAGE
           EXERCISE                            REMAINING                                 REMAINING
             PRICE          NUMBER          CONTRACTUAL LIFE          NUMBER          CONTRACTUAL LIFE
        ---------------- -------------- ------------------------- -------------- -------------------------
              0.13             638,400            9.03                387,353                9.03
              0.25             342,250            9.66                 54,297                9.54
              0.73              11,200            7.79                 11,200                7.79
              0.79              69,104            0.75                 69,104                0.75
              1.25             123,056            2.29                123,056                2.29
                          --------------                           -------------
                             1,184,010                                645,010
                          ==============                           =============

The Company applies APB Opinion 25 in accounting for its stock options and warrants. On an unaudited pro forma basis, had compensation cost been determined on the basis of fair value pursuant to Statements of Financial Standards of Accounting No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, net loss would have been as follows for the years ended:

                                                                 MARCH 31
                                                          1999              1998
                                                 ------------------------------------
         Net loss, as reported                        $(5,857,489)     $(1,346,479)
         Unaudited pro forma net loss                  (5,864,876)      (1,359,429)


The pro forma effect of applying SFAS No. 123 is not likely to be representative of the effects on reported net income for future years.

                            Tradex Technologies, Inc.

4.  STOCKHOLDERS' EQUITY (CONTINUED)

The weighted average fair value of the options at their grant date during 1999 was $.05. The estimated fair value of each option granted is calculated using the Black-Scholes option-pricing model. The following summarizes the weighted average of the assumptions used in the model:

                                                                            MARCH 31
                                                                     1999              1998
                                                              -----------------------------------
         Risk-free interest rate                                     5.55%            5.79%
         Expected years until exercised                              2-4              3-4
         Expected dividend yield                                     0.00             0.00
         Estimated fair market value of underlying stock             $.13             $.68

Additionally, not included in the above schedules are 120,000 warrants associated with the notes payable of the Company issued and converted into the Series B convertible preferred stock of the Company during the prior year, contingent and protective warrants associated with the Series B convertible preferred stock of the Company (as further discussed below), warrants associated with the 12% notes payable of the Company (as further discussed in Note 3) and options issued to the investment partners in TRADE'ex Electronic Commerce (Pacific), Inc. (as further discussed below) to convert the partners' shares of stock in TRADE'ex Electronic Commerce (Pacific), Inc. into 296,000 shares of common stock of the Company.

CONVERTIBLE PREFERRED STOCK AND CONTINGENT WARRANTS

The Company has 2,000,000 authorized shares of convertible preferred stock, of which 257,465 shares have been designated as Series A convertible preferred stock, 549,000 have been designated as Series B convertible preferred stock and 1,243,535 are undesignated. Each share of convertible preferred stock is convertible into shares of common stock at a rate computed by multiplying the number of preferred shares to be converted by the preferred issue price, and dividing the result by the conversion price then in effect. At March 31, 1999, the conversion rate was one share of convertible preferred for eight shares of common stock.

The preferred stockholders are entitled to the same dividend and voting privileges as the common stockholders, except that the preferred stockholders are entitled to elect three of the five directors of the Company. However, upon liquidation of the Company, all preferred stockholders shall be

                            Tradex Technologies, Inc.

4.  STOCKHOLDERS' EQUITY (CONTINUED)

entitled to receive the amount of consideration paid by the holders for issuance of said shares before distribution of assets is made to the holders of any other capital stock (the Liquidation Preference).

SERIES A CONVERTIBLE PREFERRED STOCK: The Series A convertible preferred stock is redeemable at the option of the Series A shareholders commencing on June 3, 2003 at a price equal to the original purchase price paid by the Series A shareholders for the preferred stock. These securities also contain certain covenants which must be met by the Company. Failure to do so could result in acceleration of the redemption. The Series A convertible preferred shares are automatically converted into 2,059,720 shares of common stock upon the closing of an initial public offering of the Company's common stock or upon the sale or acquisition of the Company (or substantially all of its assets) for more than $47,500,000. The owners of the Series A convertible preferred stock have certain antidilution clauses in the stock purchase agreements.

SERIES B CONVERTIBLE PREFERRED STOCK: The Series B convertible preferred stock possesses the same general terms and conditions as the Series A and are convertible into 4,392,000 shares of common stock. In addition, if the Company has not consummated its first public offering or a conversion event on or before June 3, 2003, on receipt of a sale request from the stockholders of at least 50 percent of the Series B convertible preferred stock, the Company will take such action as may be necessary to effect a sale of the Company.

SERIES C CONVERTIBLE PREFERRED STOCK: The Series C convertible preferred stock possesses the same general terms and conditions as the Series A and are convertible into an equal number of shares of common stock. Additionally, the holders of Series C convertible preferred have liquidation preference over the other classes of convertible preferred stock and are entitled to receive cumulative dividends at a rate of 8% per annum.

CONTINGENT WARRANTS: Concurrent with the sale of Series B convertible preferred stock, the Company issued contingent protection warrants to the Series B convertible preferred shareholders to purchase up to approximately 94,000 shares of common stock at an exercise price of $.01 per share. The contingent protection warrants became exercisable upon the exercise of the Put Option, described below. Due to their contingent nature, no value was ascribed to the contingent protection warrants on the date of issuance. Upon the exercise of the Put Option, such contingency was lifted, and the Company recorded the estimated fair value on the date of issuance ($23,549) as additional paid-in capital. The protection warrants expire March 31, 2001.

In addition, concurrent with the sale of Series B convertible preferred stock, the Company issued contingent performance warrants to the Series B convertible preferred shareholders. The contingent performance warrants would have become exercisable at a nominal price per common

                            Tradex Technologies, Inc.

4.  STOCKHOLDERS' EQUITY (CONTINUED)

share upon the failure of the Company to achieve, among other things, certain future sales levels. The contingent performance warrants were canceled in May 1999, in connection with the sale of Series C convertible preferred stock, discussed in Note 7.

PUT OPTION

In April 1998, the Company granted a put option (the Put Option) to a Series A convertible preferred shareholder and investment partner in a joint venture by name of TRADE'ex Electronic Commerce (Pacific), Inc. as an inducement to approve the sale of Series B convertible preferred stock. The Put Option granted the counterparty the option to put its shares of the investee to the Company in exchange for 296,000 shares of the Company's common stock. The Company's investment had been written off in the amounts of $59,500 and $345,121 in the fiscal years ended March 31, 1998 and 1997, respectively, and the investee subsequently ceased operations. On March 31, 1999, the counterparty elected to exercise the Put Option. As a result, the Company recorded an additional loss on the investee for its fiscal year ended March 31, 1999 in an amount of $74,000. This amount represented the estimated value of the common stock due to the counterparty on the date exercised.

5.  INCOME TAXES

As of March 31, 1999 and 1998, the Company had temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective income tax bases, as measured by enacted state and federal tax rates, as follows:

                                                       1999                1998
                                                 ------------------ -------------------
        Deferred tax liabilities:
           Depreciation and amortization         $             -         $  (10,600)
        Deferred tax assets:
           Net operating loss carryforward             3,135,668            581,400
           Loss on investment                            180,139                  -
           Depreciation and amortization                  42,576                  -
           Other                                          61,504             87,000
                                                 ------------------ -------------------
        Net deferred tax assets                        3,419,887            668,400
        Less valuation allowance                      (3,419,887)          (657,800)
                                                 ------------------ -------------------
                                                 $             -     $            -
                                                 ================== ===================

                            Tradex Technologies, Inc.

5.  INCOME TAXES (CONTINUED)

As of March 31, 1999, the Company has available approximately $8,300,000 of net tax operating loss carryforwards that may be available to offset future taxable income through the year ended 2019.

6.  COMMITMENTS

LEASES

The Company leases space utilized for its corporate headquarters and other satellite offices under noncancelable operating leases expiring during 2000, 2001 and 2002. The Company also leases certain telecommunications and office equipment and fixtures under noncancelable operating leases expiring during 2001 and 2002.

The following is a schedule by year of the approximate future minimum rental payments required under these leases:


         YEAR ENDING MARCH 31
         2000                                   $380,934
         2001                                    126,616
         2002                                     49,279
                                        -------------------
                                                $556,829
                                        ===================

For the years ended March 31, 1999 and 1998, rent expense under these leases amounted to $283,639 and $69,190, respectively.

7.  SUBSEQUENT EVENT (UNAUDITED)

On March 8, 2000, Ariba, Inc. ("Ariba") and the Company consummated a merger which merged the Company into a wholly owned subsidiary of Ariba. Pursuant to the merger agreement, each share of common stock and preferred share equivalent was exchanged for .68356 shares of Ariba Common Stock. In addition, each employee stock option was converted into an equivalent number of Ariba stock options using the same exchange ratio.

                            Tradex Technologies, Inc.

8.  YEAR 2000 MATTERS (UNAUDITED)

The Company is devoting significant resources to minimize the risk of potential disruption from the Year 2000 (Y2K) problem. This problem is a result of computer programs having been written using two digits (rather than four) to define the applicable year and extends to time-sensitive software and to many operating and control systems that rely on embedded chip systems. Like every other business enterprise, the Company is at risk from Y2K failures on the part of its major business counterparts, including suppliers, distributors, licensees and manufacturers, as well as potential failures in public and private infrastructure services, including electricity, water, gas, transportation, communications and financial services.

Based upon its analysis to date, the Company believes that the vast majority of its products, software and equipment, including all critical and important systems, will remain up and running after January 1, 2000. Accordingly, the Company does not currently anticipate that internal systems failures will result in any material adverse effect to its operations or financial condition.

During 1999, the Company will expand its efforts to ensure that major third-party business affiliates and public and private providers of infrastructure services will also be prepared for the year 2000, developing contingency plans to address any failures on their part to become Y2K compliant.

The nature and focus of the Company's efforts to address the Year 2000 problem may be revised periodically as interim goals are achieved or new issues are identified. In addition, it is important to note that the description of the Company's efforts necessarily involves estimates and projections with respect to activities required in the future. These estimates and projections are subject to change as work continues, and such changes may be substantial.